UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

JACKSONVILLE BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 4, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc., which will be held on Tuesday, May 1, 2012, beginning at 11:00 a.m., Eastern Time. The meeting will be held at The River Club, 1 Independent Drive, Suite 3400, Jacksonville, Florida 32202. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the Proxy Statement.

A formal notice describing the business to come before the meeting, a Proxy Statement and a proxy card are enclosed. We have also enclosed for your review the Annual Report on Form 10-K for Jacksonville Bancorp, Inc. for the year ended December 31, 2011, which contains detailed information concerning our 2011 financial performance and activities.

Your vote is very important to us and we want your shares to be represented at the meeting. Whether or not you plan to attend the Annual Meeting in person, please vote your shares immediately by telephone, by Internet or by mail. If you vote by mail, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope as promptly as possible. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

Thank you for taking the time to vote.

Sincerely,

Donald E. Roller

Chairman of the Board

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Shareholders of Jacksonville Bancorp, Inc. (the “Company”) will be held on Tuesday, May 1, 2012, at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3400, Jacksonville, Florida 32202 to consider and act upon the following matters:

1.	To elect four of the Company’s directors for a three-year term;

2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012; and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record of the Company’s common stock at the close of business on February 29, 2012 are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

To avoid the unnecessary expense of further solicitation, we urge you to immediately indicate your voting instructions by telephone, by Internet or by mail. If you vote by mail, please sign, date and return the enclosed proxy card as promptly as possible in the accompanying postage-paid envelope to ensure your representation at the Annual Meeting. You may revoke the proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying Proxy Statement. Please note that if you choose to vote in person at the Annual Meeting and you hold your shares through a securities broker in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. If you wish to attend the Annual Meeting and need directions, please call us at 904-421-3040.

BY ORDER OF THE BOARD OF DIRECTORS

Price W. Schwenck

President & Chief Executive Officer

April 4, 2012

PLEASE VOTE AS SOON AS POSSIBLE.

YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN.

************************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2012

The Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com or on the Company’s website at www.jaxbank.com.

Jacksonville Bancorp, Inc.

100 North Laura Street, Suite 1000

Jacksonville, Florida 32202

PROXY STATEMENT

Annual Meeting of Shareholders

This Proxy Statement and the accompanying notice and proxy card are being furnished to you as a holder of Jacksonville Bancorp, Inc. common stock, $.01 par value per share, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the 2012 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 1, 2012, beginning at 11:00 a.m., Eastern Time, at The River Club, 1 Independent Drive, Suite 3400, Jacksonville, Florida 32202. This Proxy Statement and the accompanying notice and proxy card are first being mailed to holders of the Company’s common stock on or about April 4, 2012.

Unless the context requires otherwise, references in this statement to “we,” “us” or “our” refer to Jacksonville Bancorp, Inc., its wholly owned subsidiary, The Jacksonville Bank, and the Bank’s wholly owned subsidiary, Fountain Financial, Inc., on a consolidated basis. References to the “Company” denote Jacksonville Bancorp, Inc. The Jacksonville Bank is referred to as the “Bank.”

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Annual Meeting and voting in person, or by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any notice of revocation or later dated proxy should be sent to the Company’s transfer agent, Registrar and Transfer Company, at the address indicated on the enclosed proxy card. In order for the notice of revocation or later proxy to revoke the prior proxy, the Company’s transfer agent must receive such notice or later proxy before the vote of shareholders at the Annual Meeting. Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy. If you are a beneficial owner but do not hold the shares in your name, you may vote your shares in person at the Annual Meeting only if you provide a legal proxy obtained from your broker, trustee or nominee at the Annual Meeting.

VOTING PROCEDURES

The Company’s amended and restated bylaws provide that a majority of the shares of common stock entitled to be cast and held by holders of the outstanding shares of common stock entitled to vote constitutes a quorum at a meeting of shareholders. Under Florida law and the Company’s amended and restated bylaws, the Company’s directors are elected by a plurality of the votes cast in the election at a meeting at which a quorum is present. Proposal 2 (Ratification of Appointment of Auditors) will be approved if votes cast for the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will be considered present for purposes of constituting a quorum but will have no effect under Florida law with respect to the votes on the proposals.

Proposal 2 (Ratification of Appointment of Auditors) is a “discretionary” item. New York Stock Exchange member brokers that do not receive instructions from beneficial owners regarding Proposal 2 may vote your

Company shares in their discretion. Proposal 1 (Election of Directors), however, is a “non-discretionary” item; therefore, New York Stock Exchange member brokers that do not receive instructions from beneficial owners do not have the discretion to vote on the proposal, resulting in a broker non-vote.

If you are a beneficial owner and have questions or concerns about your proxy card, you are strongly encouraged to contact your bank, broker or other financial institution through which you hold the Company’s shares.

VOTING SECURITIES

The Board has fixed the close of business on February 29, 2012 as the record date for determining the holders of its common stock entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on February 29, 2012, there were issued and outstanding 5,889,822 shares of the Company’s common stock entitled to vote at the Annual Meeting held by approximately 670 registered holders. You are entitled to one vote upon each matter properly submitted at the Annual Meeting for each share of common stock held on the record date.

PURPOSE

The Company anticipates that its shareholders will act upon the following business at the meeting:

•	Proposal 1: Election of Directors – the election of four of the Company’s directors for a three-year term.

•	Proposal 2: Ratification of Auditors – ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

The directors nominated for election at the Annual Meeting are Donald F. Glisson, Jr., James M. Healey, John C. Kowkabany and John P. Sullivan in Class 3. Each nominee is an incumbent director who was recommended by the Nominating and Corporate Governance Committee and nominated by the Board. If elected, the nominees will constitute four of the ten members of the Company’s Board. To be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in the section of this Proxy Statement captioned “Voting Procedures.”

All directors serve on the boards of directors of both the Company and the Bank, and the term of office for all directors is three years. The Company’s amended and restated articles of incorporation provide that the Company’s directors are divided into three classes. The term of office for those directors elected as Class 3 directors at this Annual Meeting expires at the Annual Meeting of Shareholders in 2015. The term of office of the Class 1 directors expires at the Annual Meeting of Shareholders in 2013 and the term of office of the Class 2 directors expires at the Annual Meeting of Shareholders in 2014.

The following provides certain information with respect to each of the Company’s directors, including the nominees for director in Class 3. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years. The Nominating and Corporate Governance Committee is evaluating whether to fill the current vacancies on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

All of the Company’s directors share an ability to make independent analytical inquiries and possess an overall balance of diversity, including with respect to perspectives, backgrounds, professional experiences, differences in viewpoint, education, skills, age, race and national origin.

CLASS 3 DIRECTORS—Term expires at the 2012 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Donald F. Glisson, Jr.	52

Director of the Company and the Bank since November 2010. Formerly Chairman of the Board of Oceanside Bank and its holding company, Atlantic BancGroup, Inc., from 1996 through November 2010, when Atlantic BancGroup, Inc. merged with and into the Company. Mr. Glisson is the Chairman and Chief Executive Officer of Triad Financial Services, Inc., a 130+ employee consumer finance company based in Jacksonville, Florida. Triad Financial has been ranked as one of the top fastest growing companies in Florida by the University of Florida and has also been ranked by the Jacksonville Business Journal as one of the fastest growing privately held companies in Northeast Florida. Mr. Glisson is one of three winners of the 2001 Jim Moran Institute’s Entrepreneurial Excellence Award, an award created by the Florida State University College of Business to recognize the importance and achievement of Florida’s outstanding entrepreneurs who have been financially successful while also giving back to their community. Mr. Glisson is very active in a host of civic and economic endeavors, including serving on the board of directors of the Florida State University Alumni Association and the Board of Governors of the Florida State University College of Business. He received his Bachelor of Science degree in Finance from Florida State University.

As a result of these professional and other experiences, Mr. Glisson possesses particular attributes—including a high level of integrity and personal character; accounting and financial acumen; banking and financial services industry experience; corporate structure and other public and private sector experience; background in mergers and acquisitions; and experience in manufacturing—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

James M. Healey	54

Director of the Company and the Bank since 1999. Owner of House & Home Investments, Inc., a real estate management company, and its President since 2005. Partner of Mint Magazine, Inc. since 1992. Before his association with Mint Magazine in 1985, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester. Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue’s Business School with special studies in marketing and personnel. Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

As a result of these professional and other experiences, Mr. Healey possesses particular attributes—including a high level of integrity and personal character; background in corporate structure; and experience in marketing, manufacturing and the retail environment—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
John C. Kowkabany	69

Director of the Company and the Bank since 1999. Jacksonville-based real estate investor and consultant. The Honorable John C. Kowkabany has significant private and public sector experience. A resident of the city of Neptune Beach, he has been active in local government, serving as the city’s Mayor from 1989 to 1997, and Councilman from 1985 to 1989. Mr. Kowkabany’s public sector experience has provided him with experience and knowledge regarding the local business and civic communities. For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director. Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University. Mr. Kowkabany began a medical leave of absence from the Board in November 2010, and returned from his leave of absence in March 2012.

As a result of these professional and other experiences, Mr. Kowkabany possesses particular attributes—including a high level of integrity and personal character; background in real estate; private and public sector experience; civic and charitable organizations; corporate board experience; and demonstrated social responsibility—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

John P. Sullivan	55

Director of the Company and the Bank since November 2010. Currently the managing director with CapGen Capital Advisors and a director of Palmetto Bank, Mr. Sullivan has extensive experience and a diverse background in all facets of bank and financial management. He served as Chairman, President, Chief Executive and Chief Operating Officer of various financial institutions in the New York metropolitan area, including Hamilton Bancorp, River Bank America (East River Savings Bank), Continental Bank, and the Olympian New York Corp. Mr. Sullivan has gained a reputation as a business turnaround specialist with strong allegiances to both investors and customers, having resuscitated ailing institutions and facilitated their mergers with stronger financial companies, generating superior returns for his investors. He has been a ‘first call’ executive for many bank regulators when trouble surfaces at a regulated entity. Mr. Sullivan is a senior advisor and member of the advisory board for New York State’s largest de novo banking effort, Signature Bank. Prior to joining CapGen, he served as a senior advisor to the global financial services practice of a ‘big four’ accounting firm. In this capacity, he provided guidance and thought leadership to some of the firm’s largest financial services clients on banking matters, such as merger and acquisition activity, capital transactions, regulatory issues, credit quality, and credit risk. He is frequently called upon to provide guidance and expertise in highly complex financial and operational situations for banks and other financial services companies.

As a result of these professional and other experiences, Mr. Sullivan possesses particular attributes—including a high level of integrity and personal character; operational and financial management expertise (particularly with banks); corporate board experience; and experience with mergers and acquisitions—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

CLASS 1 DIRECTORS—Term expires at the 2013 Annual Meeting of Shareholders

Name	Age	Positions Held and Principal Occupations During the Past Five Years
John W. Rose	62

Director of the Company and the Bank since 1999. A financial services executive, advisor and investor for over 30 years. Mr. Rose is a Principal of CapGen Financial LLC, a New York City-based private equity fund established in 2007, which specializes in bank and thrift investments. Prior to that, from 1991 to 2007, he was President of McAllen Capital Partners, a financial advisory firm. Mr. Rose currently serves as a director at the following entities: FNB Corp., a bank holding company in Hermitage, Pennsylvania (since 2003); White River Capital Corp, an automobile lender in Rancho Santa Fe, California (since 2005); and PacWest Bancorp, a bank holding company in Los Angeles, California (since 2009). Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

As a result of these professional and other experiences, Mr. Rose possesses particular attributes—including a high level of integrity and personal character; accounting and financial acumen; extensive bank holding company board and committee experience (specifically audit, compensation and governance); and experience with mergers and acquisitions—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Price W. Schwenck	69

Director of the Company and the Bank since 1999. Chairman of the board of directors for the Bank since 1999 and named as Chief Executive Officer of the Bank in June 2011. Formerly served as Chief Executive Officer of the Company from 1999 until April 26, 2000 and re-elected in May 2010. From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., a multi-bank holding company located in Clearwater, Florida. Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida from 1988 to 1994, and in Jacksonville, Florida from 1994 until he retired in 1999. Mr. Schwenck is currently a director of Freedom Bank of America in St. Petersburg, Florida. Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami in 1996 after four years of extended study and application in the field of quality management and leadership.

As a result of these professional and other experiences, Mr. Schwenck possesses particular attributes—including a high level of integrity and personal character; corporate structure and board experience; experience with mergers and acquisitions; private and public sector experience; banking and financial services industry experience; and strategic planning and management experience—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Gary L. Winfield, M.D.	55

Director of the Company and the Bank since 1999. A medical director since November 2005 and a consultant since June 2000 at Memorial Hospital. From 1991 through 2007, Dr. Winfield had an active family practice in Jacksonville Beach, Florida, operating as Sandcastle Family Practice, P.A. Dr. Winfield has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance. Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

As a result of these professional and other experiences, Dr. Winfield possesses particular attributes—including a high level of integrity and personal character; business and financial sophistication; business, professional and personal contacts; and an ability to apply sound and independent business judgment—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

CLASS 2 DIRECTORS—TERM EXPIRES AT THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Positions Held and Principal Occupations During the Past Five Years
R. C. Mills	74

Director of the Company and the Bank since 1999. Retired in April 2008 as President and Chief Operations Officer of Heritage Propane Partners, L.P., a national propane marketing organization with over 450 retail operations throughout the United States. Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area where he serves on the Board of Trustees of the Baptist College of Florida and as Chairman of the First Baptist Church Foundation Board. Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management, having served in several executive management positions with a vertically integrated oil and gas company for over 40 years.

As a result of these professional and other experiences, Mr. Mills possesses particular attributes—including a high level of integrity and personal character; business and corporate financial sophistication in sales and distribution; public company board and committee experience (specifically compensation and governance); and experience with mergers and acquisitions—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Donald E. Roller	73

Director of the Company and the Bank since 1999. Chairman of the Board. Mr. Roller served as President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996, when he retired. He was also previously the Executive Vice President of USG Corporation. Mr. Roller has had extensive experience in directorship positions. He is a former Director of Life Care Pastoral Services, Inc. in Ponte Vedra Beach, Florida, and at Glenmoor at St. Johns in St. Augustine, Florida, both not-for-profit Continuing Care Retirement Communities. He is a former director of Lake Forest Graduate School of Business and the Canadian Gypsum Company. Mr. Roller has also served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc. and is a trustee of the Christ Episcopal Church Foundation in Ponte Vedra Beach.

As a result of these professional and other experiences, Mr. Roller possesses particular attributes—including a high level of integrity and personal character; background in business and corporate structure; experience with mergers and acquisitions; public company board experience (specifically audit, compensation and governance); and strategic planning experience—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

Charles F. Spencer	69

Director of the Company and the Bank since 1999. President of INOC, LLC, a real estate management development company in Jacksonville, Florida, since 2001. He is Executive Vice President of the South Atlantic and Gulf Coast District of International Longshoremen’s Association (ILA). Mr. Spencer is a member of the ILA’s AFL-CIO Executive Council where he has served as an International Vice President representing members from Maine to Texas since 2003. He also served as Vice President of the Florida AFL-CIO. Mr. Spencer currently serves on the Board of Trustees of Edward Waters College, the Jacksonville Housing and Community Development Board, and Westside Ministries, Inc.

As a result of these professional and other experiences, Mr. Spencer possesses particular attributes—including a high level of integrity and personal character; corporate structure; experience with mergers and acquisitions; private and public sector experience; and experience working with civic and charitable organizations—qualities that strengthen the Board’s collective knowledge and capabilities and which may be effective in serving the Company’s long-term best interests.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The firm of Crowe Horwath LLP has been the Company’s independent certified public accountants since 2004. Crowe Horwath LLP has been recommended by the Audit Committee and approved by the Board as the Company’s independent certified public accountants for 2012. Ratification of the Company’s independent certified public accountants is not required by the Company’s amended and restated bylaws or otherwise, but the Board has decided to seek such ratification as a matter of good corporate practice. If the selection of Crowe Horwath LLP is not ratified by the shareholders, the Audit Committee will reconsider the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

BOARD OF DIRECTORS, GOVERNANCE AND COMMITTEES

Corporate Governance.    The Board is committed to good business practices, transparency in financial reporting, the highest level of corporate governance and the highest ethical, moral and legal standards in the conduct of its business and operations. We believe that these standards form the basis for our reputation of integrity in the marketplace and are essential to our efficiency and continued overall success.

Communications with the Board of Directors.    The Board has established a process for shareholders to communicate with members of the Board. If you would like to contact the Board, you can do so by forwarding your concern, question or complaint to the Company’s President and Chief Executive Officer, Price W. Schwenck, at 100 North Laura Street, Jacksonville, Florida 32202, who will relay the information to the Board at or prior to the Board’s next meeting.

Independence.    The Board of Directors has determined that nine of its ten members are independent as defined under the NASDAQ Marketplace Rules: Messrs. Glisson, Healey, Kowkabany, Mills, Roller, Rose, Spencer, Sullivan and Winfield. Mr. Schwenck is the only director that is considered to be an “inside” director because of his employment with the Company and the Bank. Mr. Schwenck currently serves as President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank. Prior to his resignation on July 1, 2011, Gilbert J. Pomar, III served on the Board and was not considered to be independent because of his then-concurrent employment with the Company. The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any other member of management present. In 2011, the independent directors held five executive sessions after Board meetings; there were also three executive sessions held at Audit Committee meetings in 2011.

Meetings.    During fiscal year 2011, the Board held ten regular meetings and six special meetings, and all directors attended at least 75% or more of the aggregate number of meetings of the Board and committees on which they served, except for Mr. Kowkabany who had been on extended medical leave. Board members are encouraged, but not required, to attend the Annual Meeting, and ten of the eleven then-current Board members attended the Annual Meeting of Shareholders in 2011.

Committees.    The Board maintains an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee, which are described below. The Board elects the members of these committees annually, and membership may change throughout the year based on varying circumstances at the discretion of the Board.

Audit Committee.    The Audit Committee is responsible for the matters set forth in its written charter, a copy of which is available on the Company’s website at www.jaxbank.com and which was adopted by the Board. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company’s financial reports, systems of internal controls regarding finance, accounting, legal compliance and ethics, and evaluating the independence of the Company’s independent accountants. The Audit Committee held eight meetings in 2011. The current members of the Audit Committee are Donald F. Glisson, Jr., James M. Healey, John W. Rose, John P. Sullivan (Chairman) and Gary L. Winfield, M.D. All members of the Audit Committee are independent as defined by rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ Marketplace Rules.

Audit Committee Pre-Approval Policies and Procedures.    In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible nonaudit services, including related fees and terms, to be performed for the Company by its independent auditor subject to the de minimus exceptions for nonaudit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In 2011, the Audit Committee pre-approved all services performed for the Company by its independent auditor.

Audit Committee Financial Expert.    The Board of Directors has determined that John P. Sullivan is an audit committee financial expert. Mr. Sullivan is independent as defined by the NASDAQ Marketplace Rules and the rules promulgated under the Exchange Act.

Organization and Compensation Committee.    The Organization and Compensation Committee, the charter of which is available on the Company’s website at www.jaxbank.com, is responsible for oversight of compensation matters, employment issues and personnel policies. The Organization and Compensation Committee makes recommendations to the Board regarding compensation for the Chief Executive Officer and the President, as well as other executive officers and certain other officers/managers, including salaries, bonuses, option grants, other forms of long-term compensation and employee benefits. Additionally, the Organization and Compensation Committee reviews general levels of compensation and is responsible for evaluation of salaries and other compensation in light of industry trends and the practices of similarly situated, publicly traded bank holding companies. The Organization and Compensation Committee may retain one or more compensation consultants or other advisors to assist it with these duties and shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities. The Organization and Compensation Committee held five meetings in 2011. The current members of the Organization and Compensation Committee are R.C. Mills, Donald E. Roller, John W. Rose, Charles F. Spencer, John P. Sullivan and Gary L. Winfield (Chairman), all of whom are independent as defined under the NASDAQ Marketplace Rules.

In 2011, the Organization and Compensation Committee did not engage any independent consultants.

Consideration of the following year’s total compensation starts during the fourth quarter of each year. During the fourth quarter meetings, matters such as changes in the market data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of salaries and annual incentive targets are made at the Organization and Compensation Committee’s meeting in connection with the Board’s regular meeting in January. At that meeting, the Organization and Compensation Committee is able to review prior year performance and the status of prior awards of long-term incentive compensation. The Organization and Compensation Committee has found that considering these matters in this manner allows it to not only factor in the prior year’s financial results and the next year’s operating plan, but also to better assess the prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings of the Organization and Compensation Committee.

The Company’s Chief Executive Officer is involved in making compensation recommendations for other executive officers, which are considered by the Organization and Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for formulating policies governing the Board and its committees as set out in its charter, a copy of which is available on the Company’s website at www.jaxbank.com. The responsibilities include recommending new director nominees, establishing criteria for membership on the Board, designating chairs and members of Board committees, setting dates for Board meetings, monitoring compliance with the Company’s bylaws and regulations governing public companies and making recommendations regarding director compensation. The Nominating and Corporate Governance Committee held four meetings in 2011. The current members of the Nominating and Corporate Governance Committee are Donald F. Glisson, Jr., R.C. Mills (Chairman), Donald E. Roller and Charles F. Spencer, all of whom are independent as defined under the NASDAQ Marketplace Rules.

Director Nominations.    In the event of selecting a new director nominee, the Nominating and Corporate Governance Committee will develop a pool of potential director candidates for consideration based on each candidate’s business and professional experience, involvement in the community and understanding of the business and operations of the Company. While it does not have a formal policy with respect to director diversity, the Nominating and Corporate Governance Committee recognizes that a Board with a diverse set of skills, experiences and perspectives creates a governing body best suited to provide oversight of the Company while representing the interests of the Company’s shareholders, employees and customers.

The Nominating and Corporate Governance Committee will also consider candidates for Board seats who are recommended by the Company’s shareholders, but a formal policy has not been adopted with respect to consideration of such candidates because shareholder recommendations may be informally submitted and considered by the Nominating and Corporate Governance Committee under its charter. Under the Company’s amended and restated articles of incorporation, notice of the proposed director nomination must be made (i) with respect to an election of directors to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting (or if the date is changed by more than 20 days from such anniversary date, within 10 days after the date the Company mails or otherwise gives notice of the date of such meeting), and (ii) with respect to an election to be held at a special meeting called for that purpose, not later than the close of business of the tenth day following the date on which notice of the meeting was first mailed to shareholders. The shareholder making the nomination must be entitled to vote in the election of directors and the nomination may only be made in a meeting of the Company’s shareholders called for the election of directors at which such nominator shareholder is present in person or by proxy. The notice of the proposed director nomination must state the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee during the past five years; (iii) the number of shares of the Company’s common stock beneficially owned by such nominee; (iv) the particular experience, qualifications, attributes or skills that qualify each such nominee to serve as a director of the Company; (v) whether each such nominee has ever been at any time a director, officer or beneficial owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and, if so, a description thereof; (vi) any directorships or similar positions held by such nominee in the last five years in any person with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or of a registered investment company; (vii) whether, in the last ten years, each such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any administrative proceeding or proceeding in bankruptcy, in order to evaluate the ability or integrity of the nominee; (viii) the name and address of the nominator and the number of shares of our common stock held by the nominator, and a written confirmation that the nominator is and will remain a shareholder of the Company through the meeting; (ix) a representation that the nominator intends to appear in person or by proxy at the meeting to make such nomination; (x) full disclosure of the existence and terms of all agreements and understandings between the nominator or any other person and the nominee with respect to the nominee’s nomination, or possible election and service to the Board, or a confirmation that there are no such arrangements or understandings; (xi) the written consent of each such nominee to serve as a director, if elected; and (xii) any other information reasonably requested by the Company. Any notices of proposed director nominations should be sent to the President and Chief Executive Officer, Price W. Schwenck, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202. Directors should possess qualities such as understanding the business and operations of the Bank and corporate governance principles.

Board Leadership Structure and Role in Risk Oversight.    With respect to the roles of Chairman and Chief Executive Officer, the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The Board believes it is beneficial to the Company’s shareholders to separate these positions and has designated Donald E. Roller as Chairman of the Board and Price W. Schwenck as President and Chief Executive Officer. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it advantageous to independence, perspective, oversight and objectivity to have a separate, independent board member to serve as Chairman. The roles have been separated since the inception of the Company in 1999, and the Company has been well served by this leadership structure. The Board may reconsider this leadership structure from time to time based on then-current circumstances.

The Board has oversight responsibility with respect to the Company’s risk management processes. This includes understanding the Company’s philosophy and strategy towards risk management and mitigation. The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management. The Audit Committee is primarily responsible for overseeing the process by which risks are managed. This includes determining that management has established effective risk management practices to identify, assess, and manage the organization’s most significant risk exposures. Management routinely reports to the Audit Committee on risk management processes and the risk identification and evaluation results. In addition, because our operations are conducted primarily through the Bank, we maintain an asset liability committee of the Bank’s board of directors as well as an asset liability committee at the Bank management level (together, the “ALCO Committees”). Mr. Schwenck serves on both ALCO Committees. The ALCO Committees are charged with monitoring our liquidity and funds position and regularly review the rate sensitivity position on a three-month, six-month and one-year time horizon; loans-to-deposits ratios; and average maturities for certain categories of liabilities. The Bank’s ALCO Committee reports to the Bank’s board of directors at least quarterly and otherwise, as needed.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers, in addition to Mr. Schwenck who also serves as a director, are listed below. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years. Each officer is elected by the Board annually and holds office for the term set forth in the officer’s written employment agreement or until the officer’s successor has been elected and qualified.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Scott M. Hall	47	Executive Vice President of the Company since February 2008 and President of the Bank since August 2011. Mr. Hall previously served as Chief Credit Officer of both the Company and the Bank from April 2010 to August 2011. He also previously served as Chief Lending Officer of the Company and the Bank from 2008 to April 2010 and as Executive Vice President and Senior Loan Officer of the Bank from 2000 to 2008. Mr. Hall has over 23 years of experience in the financial services industry. Before joining the Bank in 1999 as Senior Vice President, he was employed with First Union National Bank in Jacksonville, Florida, for eight years as Vice President/Commercial Banking Relationship Manager. His community activities include serving as a committee member of the Gator Bowl Association and as a member of The National Association of Industrial and Office Properties (NAIOP). Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.
Valerie A. Kendall	59	Executive Vice President and Chief Financial Officer of the Company and the Bank since 2004. Ms. Kendall’s banking career spans more than 20 years. Prior to joining the Bank, she served from 2000 as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., a $650 million multi-bank holding company based in Clearwater, Florida. She also held senior finance positions with AmSouth Bank (Regions Bank), Barnett Bank (Bank of America) and SunTrust. Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal years ended December 31, 2011 and December 31, 2010 the cash compensation paid or accrued for services in all capacities to the Company’s Chief Executive Officer and the two other most highly compensated officers in 2011, in addition to one former executive officer (the “named executive officers”).

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	All Other Compensation		Total Compensation

Price W. Schwenck	2011	$270,000	—	—	$9,256	(3)	$279,256
President and Chief Executive Officer	2010	$176,883	—	$59,100	$4,679	(4)	$240,662

Scott M. Hall	2011	$184,833	—	$39,400	$19,401	(5)	$243,634
Executive Vice President	2010	$164,168	—	—	$28,280	(6)	$192,448

Valerie A. Kendall	2011	$168,750	—	—	$14,210	(7)	$182,960
Executive Vice President and Chief Financial Officer	2010	$149,168	—	—	$17,172	(8)	$166,340

Gilbert J. Pomar, III (9)	2011	$144,712	—	—	$210,055	(10)	$354,767
	2010	$243,333	—	—	$33,238	(11)	$276,571

(1)

Mr. Schwenck’s and Mr. Pomar’s annual salaries remained unchanged in 2011 at $270,000 and $250,000, respectively. Mr. Pomar received his salary through June 23, 2011, which represents the period of time during which he was employed by the Bank.

Mr. Hall’s annual salary increased from $170,000 to $175,000 effective April 1, 2011 based on 2010 performance. Effective August 2011, when Mr. Hall was named President of the Bank, his salary increased to $200,000.

Ms. Kendall’s salary increased from $150,000 to $175,000 effective April 1, 2011 based on 2010 performance and remained unchanged throughout 2011.

(2)

For further information, refer to “Note 14—Share-Based Compensation” in the notes to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	Represents $2,400 for car allowance and $6,856 in club dues in 2011.

(4)	Represents director fees earned in cash through May 5, 2010, when Mr. Schwenck was named Chief Executive Officer of the Company, at which point his compensation as a director ceased.

(5)	Represents Company matches for 401(k) deferrals of $4,083, $10,250 for use of Company owned automobile and $5,068 in club dues in 2011.

(6)	Represents Company matches for 401(k) deferrals of $7,297, $10,250 for use of Company owned automobile, $4,902 in club dues and $5,831 in insurance premiums in 2010.

(7)	Represents Company matches for 401(k) deferrals of $3,687, $9,250 for use of Company owned automobile and $1,273 in club dues in 2011.

(8)	Represents Company matches for 401(k) deferrals of $6,713, $9,250 for use of Company owned automobile and $1,209 in club dues in 2010.

(9)	Mr. Pomar is no longer employed by the Company.

(10)	Represents Company matches for 401(k) deferrals of $3,700, $10,250 for use of Company owned automobile, $4,879 in club dues and $191,226 in severance benefits in 2011.

(11)	Represents Company matches for 401(k) deferrals of $10,950, $10,250 for use of Company owned automobile, $6,207 in club dues and $5,831 in insurance premiums in 2010.

No bonuses were awarded for 2010 and 2011. In 2010, Mr. Schwenck was granted stock options to purchase 30,000 shares of our common stock, and in 2011, Mr. Hall was granted stock options to purchase 20,000 shares of our common stock. The options granted in 2010 and 2011 vest in equal annual increments of 25% over a four-year period, and the exercise price of such options is $10.00 per share. For more information regarding employment arrangements, see the section captioned “Employment Agreements and Arrangements.”

OUTSTANDING EQUITY AWARDS AT YEAR END

The following table details all outstanding equity grants for the named executive officers as of December 31, 2011:

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Price W. Schwenck	12/21/2010	(1)	7,500	22,500	$10.00	12/21/2015
Scott M. Hall	03/05/2003	(2)	5,000	—	12.55	03/05/2013
	04/07/2004	(2)	7,500	—	23.25	04/07/2014
	12/21/2009	(1)	7,500	7,550	10.00	12/21/2014
	08/01/2011	(1)	—	20,000	10.00	08/01/2016
Valerie A. Kendall	04/07/2004	(2)	15,000	—	23.25	04/07/2014
	12/21/2009	(1)	7,500	7,500	10.00	12/21/2014

(1)	Options become exercisable in equal annual increments of 25% over a four-year period.
(2)	Options become exercisable in equal annual increments of 20% over a five-year period.

EQUITY COMPENSATION PLANS INFORMATION

The following table sets forth the securities authorized for issuance under the equity incentive plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	223,750	$13.24	47,316	(1)

Equity compensation plans not approved by security holders	—	—	—
Total	223,750	$13.24	47,316

(1)	Represents shares available for issuance pursuant to grants of awards under the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended.

OPTION EXERCISES AND STOCK VESTING

There were no option exercises by executive officers in the last fiscal year, and no executive officers have been granted or hold restricted stock.

RETIREMENT AND PENSION BENEFITS

The Company does not offer a retirement plan for executive officers or other employees, but does offer participation in the Jacksonville Bancorp, Inc. 401(k) Plan (the “Plan”) to all employees, including executive officers. The Plan is a qualified retirement plan that was adopted to provide employees with the opportunity to save for retirement on a tax-advantaged basis. Employees may elect to contribute a portion of their compensation to the Plan after six months of full-time employment, and the Company may make a discretionary matching contribution to the Plan on their behalf equal to a uniform percentage of their salary deferrals. The Company will determine the amount of the discretionary percentage each year. The participants under the Plan may elect to reduce their compensation by a specific percentage or dollar amount and have that amount contributed to the Plan as either a Pre-Tax 401(k) deferral or a Roth 401(k) deferral. The vesting schedule for profit sharing contributions covers a five-year period as follows:

                                                                      1 Year of Service                      0%

                                                                     2 Years of Service                   25%

                                                                      3 Years of Service                   50%

                                                                      4 Years of Service                   75%

                                                                      5 Years of Service                 100%

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

The following information relates to employment agreements and arrangements between the Bank and each of the named executive officers. Other than as described below, there are no potential payments to a named executive officer upon termination or a change in control.

Price W. Schwenck.    Mr. Schwenck serves at the discretion of the Board and earns an annual salary of $270,000 under no formal employment agreement. Mr. Schwenck is eligible to receive bonuses and stock options and his salary is reviewed from time to time by the Board.

Scott M. Hall.    Under the Bank’s employment agreement with Scott M. Hall, as amended to date (the “Hall Agreement”), Mr. Hall earns a base salary of $200,000. Under the Hall Agreement, Mr. Hall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives. The Organization and Compensation Committee will consider executive bonuses at the beginning of each calendar year based on the Company’s performance in the previous year. No bonus was awarded for 2011; however, in 2011, Mr. Hall was awarded stock options to purchase 20,000 shares of the Company’s common stock.

The Hall Agreement has a rolling one-year term. The Hall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a “change in control” (as defined in the Hall Agreement).

If the Bank terminates Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined in the Hall Agreement), then the Bank must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. If Mr. Hall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Hall was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service. Furthermore, unless Mr. Hall is terminated for just cause, or Mr. Hall terminates his employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is longer.

Valerie A. Kendall.    Under the Bank’s employment agreement with Valerie A. Kendall, as amended to date (the “Kendall Agreement”), Ms. Kendall earns a base salary of $175,000. Under the Kendall Agreement, Ms. Kendall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by the Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to the Bank’s employees and executives. The Organization and Compensation Committee will consider executive bonuses at the beginning of each calendar year based on the Company’s performance in the previous year. No bonus was awarded for 2011.

The Kendall Agreement has a rolling one-year term. The Kendall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Ms. Kendall is terminated due to a “change in control” (as defined in the Kendall Agreement).

If the Bank terminates Ms. Kendall’s employment for a reason other than for “just cause” (as defined in the Kendall Agreement), or if Ms. Kendall terminates her employment for “good reason” (as defined in the Kendall Agreement), then the Bank must pay an amount equal to her annual base salary, plus any incentive compensation or bonus to which she would have been entitled to under the Kendall Agreement. These payments will be made in substantially equal semi-monthly installments until paid in full. If Ms. Kendall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of her involuntary termination or termination for good reason, then Ms. Kendall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus she was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service. Furthermore, unless Ms. Kendall is terminated for just cause, or Ms. Kendall terminates her employment for other than good reason, the Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Ms. Kendall was participating before termination for the remainder of the Kendall Agreement, or 12 months, whichever is longer.

Gilbert J. Pomar, III.    Mr. Pomar had an employment agreement with the Bank until it was terminated on June 23, 2011, when his employment with the Bank ceased. The Company has no further liability to Mr. Pomar under his employment agreement.

DIRECTOR COMPENSATION

Non-employee directors have agreed to a cash-only compensation plan for payment of director fees, payable quarterly at various rates for the preceding quarter, based on attendance at Board and committee meetings either in person or by telephone. In the aggregate, the non-employee directors of the Company received a total of $177,575 in 2011 for their services to the Company.

The following table summarizes director compensation in 2011:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Donald F. Glisson¸Jr.	$21,025	-0-	$21,025
James M. Healey	21,800	-0-	21,800
John C. Kowkabany (1)	3,300	-0-	3,300
R. C. Mills	21,700	-0-	21,700
Donald E. Roller	22,700	-0-	22,700
John W. Rose (2)	22,900	-0-	5,922
Charles F. Spencer	19,900	-0-	19,900
John P. Sullivan (2)	23,250	-0-	4,380
Gary L. Winfield	21,000	-0-	21,000

(1)	Mr. Kowkabany was on medical leave throughout 2011 and received no director compensation. His compensation above reflects payment of fourth quarter 2010 fees payable in first quarter 2011.

(2)	The Company pays directly to CapGen Capital Advisors, LLC 80% of the director fees earned by Messrs. Rose and Sullivan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has granted loans to and accepted deposits from its executive officers, directors and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers not related to the Company and which did not involve more than the normal risk of collectibility or present other unfavorable features.

Insiders’ transactions with the Bank will be promptly and fully disclosed to the Board. Fees and payments to insiders will be appropriate based on the type, level, quality and value of goods or services the Bank is receiving. Fees and other payments will directly relate to, and be based solely upon, the fair value of goods or services received, compensation for goods or services that meet legitimate needs of the Bank, and be made only to service providers who have the necessary expertise to provide the services.

John P. Sullivan and John W. Rose, two of the Company’s directors, are principals of CapGen Capital Group IV LP, which invested $24.2 million in the Company’s common stock in the November 2010 financing which was consummated in connection with the Company’s merger with Atlantic BancGroup, Inc. As a result of the financing, CapGen owns approximately 45.6% of the Company’s outstanding common stock. Messrs. Rose and Sullivan may be deemed to beneficially own the Company shares held by CapGen.

On January 1, 2011, certain of the Company’s directors, and in some cases their affiliated entities or family members, participated in extending a line of credit to the Company in the aggregate amount of $2 million. Each such lender and the Company executed a loan agreement evidencing the line of credit, and the Company executed a revolving loan note in favor of each lender, forms of which documents have been filed with the Securities and Exchange Commission (the “SEC”). Interest on the line of credit accrues at 8% per annum and is payable quarterly in arrears. All amounts borrowed under the line of credit are due and payable by the Company by January 1, 2015, unless payable sooner pursuant to the provisions of the loan agreement. Specific information about the directors’ and related persons’ participation in the line of credit is provided below.

Name	Relationship to Company	Total Amount Available under Line of Credit	Largest Amount of Principal Outstanding since January 1, 2011	Amount of Principal Outstanding as of March 23, 2012
R.C. Mills	Director	$200,000	$200,000	$200,000
Donald E. Roller	Director	$300,000	$300,000	$300,000
Chelsea Rose	Daughter of John W. Rose, Director	$100,000	$100,000	$100,000
Cheryl H. Rose (through IRA)	Wife of John W. Rose, Director	$100,000	$100,000	$100,000
John W. Rose (through 401(k) account)	Director	$300,000	$300,000	$300,000
Price W. Schwenck	Director and Executive Officer	$200,000	$200,000	$200,000
John P. Sullivan	Director	$200,000	$200,000	$200,000
Triad Financial Services, Inc.	Owned and Controlled by Donald F. Glisson, Jr., Director	$200,000	$200,000	$200,000

In September/October 2011, an additional line of credit in the aggregate of $2 million was extended to the Company by certain of the Company’s directors, and in some cases their affiliated entities or family members. Each such lender and the Company executed a loan agreement evidencing the line of credit, and the Company executed a revolving loan note in favor of each lender, forms of which documents have been filed with the SEC. Interest on the line of credit accrues at 8% per annum and is payable quarterly in arrears. All amounts borrowed under the line of credit are due and payable by the Company by January 1, 2015, unless payable sooner pursuant to the provisions of the loan agreement. The terms of this additional line of credit are substantially the same as the January 2011 line of credit. Specific information about the directors’ and related persons’ participation in this line of credit is provided below.

Name	Relationship to Company	Total Amount Available under Line of Credit	Largest Amount of Principal Outstanding Since Establishment of Line	Amount of Principal Outstanding as of March 23, 2012
R.C. Mills (and wife as tenants by the entirety)	Director	$300,000	$150,000	$150,000
Donald E. Roller (living trust)	Director	$200,000	$100,000	$100,000
Chelsea Rose	Daughter of John W. Rose, Director	$50,000	$25,000	$25,000
John W. Rose (and wife)	Director	$100,000	$50,000	$50,000
John W. Rose (through 401(k) account)	Director	$150,000	$150,000	$75,000
Price W. Schwenck	Director and Executive Officer	$300,000	$200,000	$150,000
Triad Financial Services, Inc.	Owned and Controlled by Donald F. Glisson, Jr., Director	$50,000	$25,000	$25,000

AUDIT COMMITTEE REPORT

As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports the Company provides to governmental bodies or the public, monitoring the adequacy of the Company’s internal controls regarding finance and accounting, reviewing the Company’s auditing, accounting, and financial reporting processes generally, and verifying the independence of the Company’s independent auditors. All auditors employed or engaged by the Company report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews an annual risk assessment to ensure sufficient audit coverage and reviews all reports of auditors and examiners, as well as management’s responses to such reports, to ensure the effectiveness of internal controls and the implementation of remedial action. The Audit Committee also recommends to the Board whether to include the audited financial statements in the Annual Report on Form 10-K.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing their relationships with the Company that might bear on their independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with the auditors any relationships that may impact their objectivity and independence; considered whether the provision of nonaudit services was compatible with maintaining the auditors’ independence; and satisfied itself as to their independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls, and the accounting function’s organization, responsibilities, budget and staffing. The Audit Committee further reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2011 with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examination of those statements. Based on this review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

The foregoing is submitted by the Audit Committee: Donald F. Glisson, Jr., James M. Healey, John W. Rose, John P. Sullivan (Chairman) and Gary L. Winfield, M.D.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table indicates the common stock beneficially owned as of March 23, 2012 by each of the Company’s named executive officers and directors, by each person known by us to own beneficially more than 5% of the Company’s common stock, and by all of the Company’s executive officers and directors as a group. Unless otherwise noted, all shares are held directly by the beneficial owner listed and such person has the sole voting and investment power over such shares. All amounts are determined as of March 23, 2012 when there were 5,889,822 shares of common stock outstanding.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Shares of Common Stock Outstanding
Donald F. Glisson, Jr. (3)	34,810	*
Scott M. Hall (4)	20,300	*
James M. Healey	5,520	*
Valerie A. Kendall (5)	23,500	*
John C. Kowkabany	41,443	*
R. C. Mills (6)	121,293	2.06%
Gilbert J. Pomar, III (7)	5,000	*
Donald E. Roller	47,950	*
John W. Rose (8)	98,550	1.67%
Price W. Schwenck (9)	41,550	*
Charles F. Spencer	19,500	*
John P. Sullivan	-0-	*
Gary L. Winfield	29,800	*

All executive officers and directors as a group (12 persons) (10)	484,216	8.15%
CapGen Capital Group IV LP (11)	2,684,144	45.57%
Mendon Capital Advisors Corp. (12)	336,325	5.71%
Sandler O’Neill Asset Management, LLC (13)	333,333	5.66%
Wellington Management Company (14)	582,904	9.90%

*	Less than 1%
(1)	The address of each executive officer and director is c/o Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202.
(2)

Under the rules of the SEC, the determinations of “beneficial ownership” of the Company’s common stock are based upon Rule 13d-3 under the Exchange Act. Under this Rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of the Company’s common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 31,804 shares owned by Mr. Glisson’s company, Triad Financial Services, Inc., as to which he has shared voting and dispositive power.
(4)	Includes options to purchase 20,000 shares exercisable within 60 days of March 23, 2012.
(5)	Includes options to purchase 22,500 shares exercisable within 60 days of March 23, 2012.
(6)

Includes (a) 15,500 shares solely held by Mr. Mills’ spouse, as to which he has sole voting power; and (b) 60,000 shares held in trust for his children, over which Mrs. Mills is the trustee, and as to which Mr. Mills has sole voting power.

(7)	Mr. Pomar no longer serves as an executive officer of the Company.
(8)

Includes 9,800 shares held in trust for Mr. Rose’s daughters, as to which Mr. Rose has no voting power and shares dispositive power with his wife. Also includes 80,700 shares as to which Mr. Rose shares voting and dispositive power with his wife.

(9)	Includes options to purchase 7,500 shares exercisable within 60 days of March 23, 2012.
(10)	Includes options to purchase 50,000 shares for all executive officers and directors as a group exercisable within 60 days of March 23, 2012.
(11)

CapGen Capital Group IV LP (“CapGen”), CapGen Capital Group IV LLC and Eugene A. Ludwig are the beneficial owners of 2,684,144 shares of the Company’s common stock. The address for CapGen is 1185 Avenue of the Americas, Suite 2000, New York, NY 10036. This information is based on CapGen’s most recent Schedule 13D and information reported to the Company by CapGen.

(12)

Mendon Capital Advisor’s Corp. has sole voting and investment power over 105,518 shares of the Company’s common stock and shared voting and investment power over 230,807 shares of the Company’s common stock. The address for Mendon Capital Advisors Corp. is 150 Allens Creek Road, Rochester, NY 14618. This information is based on Mendon Capital Advisors Corp.’s most recent Schedule 13G and information reported to the Company by Mendon Capital Advisors Corp.

(13)

With respect to the shares listed, (a) Sandler O’Neill Asset Management, LLC (“SOAM”) and Terry Maltese each have shared voting and shared dispositive power over 333,333 shares, (b) Malta Partners, L.P. has shared voting and shared dispositive power over 4,416 shares, (c) Malta Hedge Fund, L.P. has shared voting and shared dispositive power over 17,607 shares, (d) Malta Hedge Fund II, L.P. has shared voting and shared dispositive power over 100,325 shares, (e) Malta Offshore, Ltd. has shared voting and shared dispositive power over 44,318 shares, and (f) SOAM Capital Partners, L.P. has shared voting and shared dispositive power over 166,667 shares. The address for SOAM is 780 Third Avenue, 5th Floor, New York, NY 10017. This information is based on SOAM’s most recent Schedule 13G and information reported to the Company by SOAM.

(14)

Wellington Management Company, LLP (“Wellington”) is an investment adviser registered with the SEC and in its capacity as an investment adviser, may be deemed to have beneficial ownership of 582,904 shares of the Company’s common stock that are owned of record by investment advisory clients of Wellington Management. Wellington Management is not the owner of record of such shares and disclaims any pecuniary interest in such shares. One of Wellington Management’s investment advisory clients, Ithan Creek Master Investors (Cayman) L.P., is known to have beneficial ownership of 5% or more of the Company’s common stock. The address for Wellington is 280 Congress Street, Boston, MA 02210. This information is based on Wellington Management’s most recent Schedule 13G and information reported to the Company by Wellington Management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires the Company’s executive officers and directors and any persons owning more than 10% of a class of the Company’s stock to file certain reports on ownership and changes in ownership with the SEC. We believe that during fiscal year 2011, the Company’s executive officers, directors and 10% shareholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act relating to transactions involving the Company’s equity securities beneficially owned by them, except for: (i) one late Form 4 filing made by each of Mr. Hall, Ms. Kendall, Mr. Kowkabany, Mr. Mills, Mr. Pomar, Mr. Roller, Mr. Schultz, Mr. Schwenck, Mr. Spencer, Dr. Winfield and Mr. Sullivan, each reporting one transaction, and (ii) two late Form 4 filings made by Mr. Rose reporting a total of two transactions. Seven of the aforementioned Form 4 filings were amendments to correct certain information previously filed on Form 4. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of the Company’s directors, officers and 10% shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Crowe Horwath LLP served as the Company’s independent accountants for the fiscal year ending December 31, 2011 and will continue to serve for the current year and until such time as the Company selects a replacement auditor. Representatives of Crowe Horwath will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES	2011	2010
Audit Fees (1)	$135,000	$140,000
Audit Related Fees (2)	$93,601	$-0-
Tax Fees (3)	$29,575	$15,800
All Other Fees (4)	$27,801	$44,700
Total	$285,977	$200,500

(1)	Audit fees consisted of audit work performed in the preparation and review of the Company’s financial statements and for quarterly and annual review of Forms 10-Q and Form 10-K.

(2)

Audit related fees consisted of fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes consulting on financial accounting/reporting standards.

(3)	Tax fees consisted principally of assistance related to tax compliance reporting.

(4)	Other fees relate to advisory and consulting services for merger and acquisition assistance.

SHAREHOLDER PROPOSALS

Under the SEC’s rules, shareholders who wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2013 Annual Meeting of Shareholders should deliver a written copy of their proposal to the Company’s principal executive offices no later than December 4, 2012. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials. Shareholders should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in the Proxy Statement. Proposals should be directed to Price W. Schwenck, President and Chief Executive Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202. To nominate a director at the 2013 Annual Meeting or if you wish to bring any other matter before our 2013 Annual Meeting, you must be a shareholder and deliver written notice to our President and Chief Executive Officer no earlier than January 31, 2013 and no later than March 2, 2013. The specific requirements as to the written notice to be provided in connection with a director nominee or other shareholder proposal are described in our amended and restated articles of incorporation. Also, the written notice requirements regarding shareholder recommendations for director nominees are summarized in the section of this Proxy Statement captioned “Board of Directors, Governance and Committees—Director Nominations.” The Company may solicit proxies in connection with next year’s Annual Meeting of Shareholders that confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 18, 2013. A copy of our amended and restated articles of incorporation has been filed with the SEC and will be furnished to shareholders without charge upon written request to the Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are providing to the Company’s shareholders a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 simultaneously with delivery of this Proxy Statement. You may obtain additional copies of the Proxy Statement or Annual Report on Form 10-K filed with the SEC by writing to Glenna Riesterer, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

We are delivering only one Proxy Statement and Annual Report on Form 10-K to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement or the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was sent. If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report on Form 10-K now or with respect to future mailings, or to request to receive only one copy of the Proxy Statement or Annual Report on Form 10-K if you are currently receiving multiple copies, please send your request to the Corporate Secretary at the address noted above or call us at 904-421-3040.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will solicit primarily through the mail, and its officers, directors and employees may solicit by personal interview, telephone, facsimile or e-mail proxies. These people will not receive additional compensation for such solicitations, but the Company may reimburse them for their reasonable out-of-pocket expenses.

Holders of common stock are requested to vote immediately by telephone, by Internet or by completing, signing and dating the accompanying proxy card and promptly returning it in the enclosed addressed, postage-paid envelope.

Price W. Schwenck

President and Chief Executive Officer

ATTN: VALERIE A. KENDALL P.O. BOX 40466 JACKSONVILLE, FL 32203-0466

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45847-P20770	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACKSONVILLE BANCORP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposals:
1.	To elect the following Directors for a three-year term:	☐	☐	☐
Nominees:
01) Donald F. Glisson, Jr.
02) James M. Healey
03) John C. Kowkabany
04) John P. Sullivan
						For	Against	Abstain
2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2012.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

If you have not voted via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

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M45848-P20770

JACKSONVILLE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I, the undersigned shareholder of Jacksonville Bancorp, Inc. (the “Company”), Jacksonville, Florida, do hereby nominate, constitute and appoint Valerie A. Kendall and Scott M. Hall, or any one or more of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock, par value $.01 per share, of the Company, held in my name on its books as of February 29, 2012 at the Annual Meeting of Shareholders to be held on Tuesday, May 1, 2012.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Shareholders.

Continued and to be signed on reverse side